Exhibit 99.1

Kinetic Seas Launches KineticMD, a New In-Office AI Assistant for Physicians, and Enters Licensing Agreement with ABBSI for Initial Deployment in Longevity Medicine

Schaumburg, IL – May 20, 2025 — Kinetic Seas Incorporated (OTCQB: KSEZ), an emerging provider of secure AI systems for healthcare and enterprise environments, is proud to announce the launch of KineticMD, an advanced large language model (LLM) platform designed for in-office use by physicians and medical professionals. Unlike cloud-based AI tools, KineticMD runs entirely on-site, ensuring that sensitive patient data remains local, private, and fully under the control of each clinic.

KineticMD was co-developed with longevity physician Dr. Sasoon Moulavi, MD and has been initially licensed to the Age – Body – Brain – Stamina Institute (ABBSI). ABBSI is a private medical institute focused on advanced longevity treatments and personalized patient care, with a reputation for integrating cutting-edge diagnostics and protocols in elite wellness programs. This first deployment focuses on longevity medicine, providing doctors with a secure, AI-powered assistant that helps optimize patient treatment protocols without ever sending data to third-party servers. Future specialty modules are already in development for sports medicine, diet and weight loss, and other targeted areas.

Built from open-source foundations and optimized for regulatory environments, KineticMD empowers physicians to benefit from the speed and intelligence of LLMs without sacrificing privacy or compliance. This makes it ideal for use in concierge medicine, clinical practices, legal offices, and other sectors where data control is non-negotiable.

“We believe the future of medical AI is local,” said Edward Honour, CEO of Kinetic Seas. “The ABBSI partnership is just the beginning. We expect to train KineticMD assistants across multiple specialties, creating tailored, on-site AI that can support doctors with research, diagnosis, and workflow enhancement—without compromising on data integrity.”

KineticMD is offered through a licensing model that includes the proprietary software and localized hardware, with additional revenue generated through implementation support and specialty fine-tuning. The company projects approximately $5–10 million in annual revenue from its first contract with ABBSI, demonstrating the strong commercial potential of the platform.

Kinetic Seas believes AI will play a transformative role in elevating the standard of care across the U.S. healthcare system in the coming years. With the launch of KineticMD, the company is establishing itself as a leader in secure, domain-specific AI, empowering physicians to deliver better outcomes through personalized, intelligent, and private in-office tools.

About Kinetic Seas
 Kinetic Seas (OTCQB: KSEZ) is an artificial intelligence company specializing in secure, on-premise solutions built on open-source large language models. Headquartered in Schaumburg, Illinois, Kinetic Seas provides AI systems, consulting, and educational support for professionals in healthcare, legal, and enterprise IT. The company’s mission is to deliver compliant, high-performance AI tools that safeguard data and drive innovation where it matters most.

Forward-Looking Statements
This press release contains statements that constitute 'forward-looking statements.' The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the company's control, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the 'SEC') on April 24, 2025, and any other SEC filings, as amended or updated from time to time. Copies of the Company's filings with the SEC are available on the SEC's website at www.sec.gov/edgar/searchedgar/companysearch. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Kinetic Seas Incorporated (OTCQB: KSEZ) trades on the OTCQB Venture Market for early stage and developing U.S. and international companies. Companies are current in their reporting and undergo an annual verification and management certification process. Investors can find Real-Time quotes and market information for the company on www.otcmarkets.com.

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Media Contact:
Jeffrey Lozinski
Chief Operating Officer, Director
Kinetic Seas Incorporated
Email: jlozinski@KineticSeas.com
Phone: 888-901-8806

Company Contact Information:
Kinetic Seas Incorporated
1501 Woodfield Rd, Suite 114E
Schaumburg, IL 60173

www.kineticseas.com

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